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                                                                 Exhibit (a)(3)


                         NOTICE OF GUARANTEED DELIVERY

                      FOR TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                         BARRETT RESOURCES CORPORATION
                                       TO

                          RESOURCES ACQUISITION CORP.,
                          A WHOLLY-OWNED SUBSIDIARY OF

                          THE WILLIAMS COMPANIES, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

      This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the Offer (as defined below) if (a) certificates ("Share Certificates") representing shares of common stock, par value $0.01 per share (including the associated Rights (as defined below), the "Shares"), of Barrett Resources Corporation, a Delaware corporation ("Barrett Resources"), are not immediately available or time will not permit all required documents to reach EquiServe Trust Company, N.A. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase described below); or (b) the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. As used herein, "Rights" means the preferred stock purchase rights associated with the Shares and issued pursuant to the Rights Agreement, dated as of August 5, 1997, between Barrett Resources and Fleet National Bank, as successor to BankBoston, N.A., as Rights Agent, as amended (the "Rights Agreement"). Unless the context otherwise requires, all references to Shares shall be deemed to include the associated Rights, and all references to the Rights shall be deemed to include the benefits that may inure to holders of the Rights pursuant to the Rights Agreement. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                         EQUISERVE TRUST COMPANY, N.A.

            By Mail:                     By Overnight Courier:                    By Hand:
     Attn: Corporate Actions            Attn: Corporate Actions            Attn: Corporate Actions
         P.O. Box 43025                   40 Campanelli Drive          Securities Transfer & Reporting
    Providence, RI 02940-3025             Braintree, MA 02184                  Services, Inc.
                                                                                c/o EquiServe
                                                                        100 William Street, Galleria
                                                                             New York, NY 10038
                                             By Facsimile:
                                   (for Eligible Institutions only)
                                            (781) 575-4826
                                    Confirm Facsimile By Telephone:
                                            (781) 575-4816

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

                 THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED
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Ladies and Gentlemen:

      The undersigned hereby tenders to Resources Acquisition Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 14, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase:

          ------------------------------------------------------------

   Name(s) of Record Holder(s)

          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------

   Address(es)

          ------------------------------------------------------------

          ------------------------------------------------------------
                                                                     ZIP CODE

   (Area Code) Telephone No.
   ---------------------------

                                       X
            --------------------------------------------------------

                                       X
            --------------------------------------------------------
                        SIGNATURE(S) OF RECORD HOLDER(S)

------------------------------------------------------------
          ------------------------------------------------------------

   Number of Shares
   ---------------------------------------

   Certificate No.(s) (if available)
   -------------------------

   Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:

   Account Number
   ----------------------------------------

   Dated:
   ------------------------ , 2001

------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an "Eligible Institution"), hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 of the Securities Exchange Act of 1934, as amended ("Rule 14e-4"),
(b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of either the Share Certificates evidencing all Shares tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary's account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery, and any other documents required by the Letter of Transmittal, within three (3) New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

Name of Firm
  ------------------------------------------       X
                                                   -----------------------------------------------
                                                   AUTHORIZED SIGNATURE
Address                                            Name
-----------------------------------------------    -----------------------------------------------
                                                   (PLEASE PRINT OR TYPE)
                                                   Title
-----------------------------------------------    -----------------------------------------------
ZIP CODE
(Area Code)                                        Dated:
                                                   ------------------------------------------, 2001
Telephone No.
  ------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS NOTICE. CERTIFICATES FOR SHARES OR RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

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